EXHIBIT 5.1

                         A Partnership Including                Boston
                         Professional Corporations              Chicago
                         50 Rockefeller Plaza                   London
                         New York, NY 10020-1605                Los Angeles
                         212-547-5400                           Miami
                         Facsimile 212-547-5444                 Moscow
                         http://www.mwe.com                     Orange County
                                                                New York
                                                                St. Petersburg
                                                                Silicon Valley
                                                                Vilnius
                                                                Washington, D.C.



MCDERMOTT, WILL & EMERY




                                           October 4, 2001



SafeScience, Inc.
31 St. James Avenue, 8th Floor
Boston, MA  02116

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Dear Ladies & Gentlemen:

                  At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), to be filed by SafeScience, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission pursuant to Rule 462(b) in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 108,209 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Shares may be sold from time to time for the account of a certain stockholder of the Company.

                  We have also examined the Registration Statement on Form S-3, File No. 333-60132 (the "Original Registration Statement"), relating to the resale of up to 8,425,895 shares of Common Stock.

                  We have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

                  Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement upon their issuance are, and shall be, validly issued and outstanding, fully paid and nonassessable. In giving this opinion we rely on the opinion of local Nevada counsel.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Original Registration Statement.

                                                     Very truly yours,

                                                     /s/ McDermott, Will & Emery
                                                     McDermott, Will & Emery